UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

Tribune Publishing Company

(Name of Registrant as Specified In Its Charter)

Gannett Co., Inc.

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Gannett Urges Tribune Stockholders to Withhold Votes for ALL Tribune Directors at Upcoming Annual Meeting

Forward Looking Statements Certain statements in this press release may be forward looking in nature or constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed acquisition of Tribune by Gannett and the benefits of the proposed acquisition. Forward-looking statements include all statements that are not historical facts and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Any such statements speak only as of the date the statements were made and are not guarantees of future performance. The matters discussed in these forward-looking statements are subject to a number of risks, trends, uncertainties and other factors that could cause actual results and developments to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, among other things, the ability of Gannett and Tribune to agree to the terms of the proposed transaction and, in the event a definitive transaction agreement is executed, the ability of the parties to obtain any necessary stockholder and regulatory approvals, to satisfy any other conditions to the closing of the transaction and to consummate the proposed transaction on a timely basis, as well as changes in business strategies, economic conditions affecting the newspaper publishing business and Gannett’s ability to successfully integrate Tribune’s operations and employees with Gannett’s existing business. Additional information regarding risks, trends, uncertainties and other factors that may cause actual results to differ materially from these forward-looking statements is available in Gannett’s filings with the U.S. Securities and Exchange Commission, including Gannett’s annual report on Form 10-K. Any forward-looking statements should be evaluated in light of these important risk factors. Gannett is not responsible for updating or revising any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. ADDITIONAL INFORMATION Gannett filed a preliminary proxy statement and an accompanying GOLD proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on May 13, 2016, which will be used to solicit withhold votes with respect to the election of all of the director candidates nominated by Tribune for election at Tribune’s 2016 annual meeting of stockholders. This communication is not a substitute for such preliminary proxy statement. INVESTORS AND SECURITY HOLDERS OF TRIBUNE ARE URGED TO READ SUCH PRELIMINARY PROXY STATEMENT, AND ANY OTHER DOCUMENTS FILED WITH THE SEC WITH RESPECT TO GANNETT’S SOLICITATION REGARDING TRIBUNE’S 2016 ANNUAL MEETING OF STOCKHOLDERS IF AND WHEN THEY BECOME AVAILABLE, CAREFULLY IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SOLICITATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC through the web site maintained by the SEC at http://www.sec.gov. This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication also relates to a proposal that Gannett has made for a business combination transaction with Tribune. In furtherance of this proposal and subject to future developments, Gannett (and, if a negotiated transaction is agreed, Tribune) may file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document Gannett and/or Tribune may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TRIBUNE ARE URGED TO READ THE PROXY STATEMENTS OR OTHER DOCUMENTS FILED WITH THE SEC WITH RESPECT TO THE PROPOSED TRANSACTION CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement with respect to the proposed transaction (if and when available) will be mailed to stockholders of Tribune. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC through the web site maintained by the SEC at http://www.sec.gov. Gannett and its respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies with respect to Tribune’s 2016 annual meeting of stockholders. This communication does not constitute a solicitation of a proxy from any stockholder with respect to the proposed transaction. However, Gannett and/or Tribune and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Gannett’s directors and executive officers in Gannett’s definitive proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on March 23, 2016, and Gannett’s annual report on Form 10-K for the fiscal year ended December 27, 2015, which was filed with the SEC on February 25, 2016. You can find information about Tribune’s directors and executive officers in Tribune’s definitive proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 19, 2016. Additional information regarding the interests of such potential participants will be included in one or more proxy statements or other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents using the sources indicated above.

Gannett Co., Inc. (“Gannett”) believes the Board of Tribune Publishing Company (“Tribune”) has not responded appropriately to Gannett’s premium, all-cash, certain offer Shareholders need to send a clear message to the Board to enter into serious, constructive discussions with Gannett by WITHHOLDING their votes on the election of Directors at the June 2, 2016 Annual Meeting

Gannett has Commenced a Withhold Campaign Against All 8 Tribune Director Nominees Gannett has made a premium, all-cash offer to acquire Tribune for $12.25 per share, representing a premium of 63% to Tribune’s unaffected stock price Gannett believes the Tribune Board’s outright rejection of Gannett’s offer and refusal to constructively engage in serious conversations with Gannett on its offer is not an appropriate response Gannett believes recent changes to the Board to add directors with significant ties to Michael Ferro call into question the true independence of Tribune’s Board Withholding on Tribune’s Board will send a clear and coordinated message that its Board should immediately enter into serious, constructive discussions with Gannett regarding its offer and actively pursue superior and certain value for its stockholders, rather than exposing the value of the stockholders’ investment to the serious downside risk of Tribune’s “new,” unproven strategy Gannett Urges All Tribune Stockholders to WITHHOLD Their Votes on the GOLD Proxy Card at the Upcoming Annual Meeting

Gannett’s Premium, All-Cash Offer Has a High Degree of Certainty and Can Close Quickly Gannett has proposed to acquire Tribune for $12.25 per share in cash, representing: Premium of 63% to Tribune’s closing stock price on April 22, 2016; and Premium of 58% to Tribune’s volume weighted average trading price over the past 90 days as of April 22, 2016 Gannett can quickly consummate a transaction without any financing condition and has been advised, after careful consideration, that the proposed combination will not impact tax-free treatment of Tribune's recent spin-off transaction Gannett has completed extensive regulatory analysis of the proposed transaction based on publicly available information and is confident that the necessary approval under the HSR Act can be obtained Gannett is ready to dedicate the resources necessary to complete due diligence and to negotiate a transaction on an expedited basis Call Upon Tribune’s Board of Directors to Act in the Best Interests of Tribune Stockholders by Engaging With Gannett on its Offer

Gannett believes the Board of Tribune acted unreasonably in rejecting Gannett’s premium, all-cash, certain offer

Tribune’s Rejection of Gannett’s Offer is Based on What Gannett Believes are Misleading Valuation Assumptions Inappropriate peer group for public company trading multiples 1 Ø Cherry-picked newspaper transaction multiples highlighting irrelevant “trophy asset” deals 2 Ø Unsubstantiated 2016 EBITDA guidance inconsistent with continuing weak performance, including in 1Q16 3 Ø In Absence of Gannett’s Offer, Significant Downside Risk to Tribune’s Current Share Price

1

Gannett Believes Tribune's Self-Selected Peer Group for Trading Multiples is Inappropriate

Name	GCI Peer Group	TPUB Peer Group	Observations
Gannett (GCI)	Yes	Yes	• Local and national newspaper publisher with international presence • Operates national news brand, *USA TODAY* and 107 dailies in 34 states and Guam, and more than 160 local news brands in the U.K.
Lee Enterprises (LEE)	Yes	Yes	• Local newspaper publisher; operates 50 daily newspapers and nearly 300 specialty publications in 22 states (50 markets)
McClatchy Company (MNI)	Yes	Yes	• Local newspaper publisher; operates 29 daily newspapers in 14 states (28 markets) • Enterprise Value is comprised of approximately 90% debt; debt currently trading at significant market discounts
New Media Investment Group (NEWM)	Yes	Yes	• Local newspaper publisher; operates 125 daily newspapers in 35 states • Non tax-payer (NOL of $181 million as of December 27, 2015)
News Corp. (NWSA)	No	Yes	• $7.2 billion market capitalization global diversified media organization • Five businesses: news and information services, book publishing (HarperCollins), digital real estate services, cable network programming and digital education • ~43% of segment EBITDA from non-news businesses • No local U.S. newspapers
The New York Times Company (NYT)	No	Yes	• National news brand with significant digital traction (1 mm+ digital subscribers) • Significantly different financial profile than Tribune • NYT's revenue has been roughly stable compared to declining trend for U.S. local newspapers • No local newspapers
Time, Inc. (TIME)	No	Yes	• Magazine company with national brands • Does not own any newspaper assets • Different publishing frequency and advertising model

"TPUB note print peers trade at 6.4x but this is not a fair comparison as it includes News Corp and NYT, which have stronger performing newspapers and digital assets." – Macquarie Capital, May 5th, 2016*

Source: Company filings, Wall Street research reports, and Capital IQ.

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1

2016 EBITDA Trading Multiples(1) for What Gannett Believes is an Appropriate Peer Group

Newspaper Peers

NEW MEDIA INVESTMENT GROUP (2)
LEE
GANNETT (3)
McCLATCHY

Median: 5.6x(4)

Tribune Trading Multiple Prior to GCI Offer (4/22/16)

tribune PUBLISHING

4.5x

The Appropriate Peer Group Currently Has a Median Trading Multiple of 5.6x vs. the 6.4x Claimed by Tribune

Note: (1) Enterprise value for multiples includes pension obligation, as applicable.
(2) New Media multiple includes the acquisition of Dolan, Erie, ThriveHive, and Journal Multimedia.
(3) Gannett multiple pro forma for the acquisition of Journal Media Group, including announced run-rate synergies.
(4) Reflects McClatchy at book value of debt. Median includes McClatchy's multiple, which is an outlier due to its significant debt and minimal equity value. Debt currently trading at a significant discount to book value.

Source: Company filings, Wall Street research reports, and Capital IQ.

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2

Gannett Believes Tribune's Cherry-Picked Precedent Transactions are Inappropriate

Sale of Financial Times to Japanese Publisher Nikkei

Suggested Metrics:

35.2x EBITDA(1)
$171/Share(2)

?

- Sale of a leading London-based international newspaper to a Japanese buyer acquiring an asset for global reach has little in common with Tribune
- The New York Times's 2015 10K lists major international news publications and Tribune is not one
  - *"The international print edition competes with international sources of English-language news, including The Wall Street Journal's European and Asian Editions, the Financial Times, Time, Bloomberg Business Week and The Economist."* *
- Furthermore, the 35.2x multiple cited by Tribune is not an EBITDA multiple but an EBITA multiple
  - *"This is a revenue multiple of 2.5x and EBITA multiple of 35x, which is a high price and reflects trophy asset status for the FT." – Nomura, 7/23/15**

Sale of The Washington Post to Jeff Bezos

Suggested Metrics:

11.4x EBITDA(1)
$48/Share(2)

?

- Deal widely acknowledged to have non-economic motivations
  - *"Based on the math, it is hard to justify a $250 million valuation for The Washington Post." – The New York Times, 8/5/13**
  - *"Going by the valuations of other newspaper deals and publicly traded media companies, though, the Washington Post would have been worth closer to $60 million." – Reuters, 8/7/13**
- Such high multiples not seen in other large market newspaper transactions. For example, Boston Globe sold for 3.5x EBITDA
- No evidence "vanity" buyers of newspapers are currently willing to spend anywhere near the amount required to buy all of Tribune
  - The Washington Post: $250 million; Boston Globe: $70 million; Las Vegas Review-Journal: $140 million

Is Tribune Seriously Suggesting These Valuations are Credible?

Note: (1) As per Tribune press release dated 5/4/16.
(2) Assuming Tribune's 2016 EBITDA guidance of $169 million and 3/27/16 balance sheet as presented by Tribune.

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2 “[Gannett’s $12.25 bid], Tribune points out, compared to the 35.2 times Ebitda the Financial Times fetched in its sale to Japanese publisher Nikkei last year – a valuation that would imply a price tag for Tribune of about $6 billion. […] And so far, no billionaire has emerged from the wings to plop down a big chunk of change for all of Tribune without concern for the return on his, or her, investment.” – Bloomberg Gadfly, “Tribune's Paper Chase,” May 5th, 2016* Gannett Believes Tribune’s Cherry-Picked Precedent Transactions are Inappropriate (cont’d)

2 Tribune is More Than Just Two Large Market Newspapers Note:(1) The Morning Call focuses primarily on the Lehigh Valley region.     MARKET BRANDS Los Angeles, CA   Chicago, IL   South Florida, FL   Orlando, FL   Baltimore, MD Annapolis, MD Carrol County, MD   San Diego, CA Hartford, CT   Newport News, VA   Allentown, PA (1)   Tribune’s portfolio includes 9 local dailies that are comparable in size and profitability to other U.S. dailies that have been acquired and are highly relevant benchmarks of value

2 EV / EBITDA Multiples: Set of Recent U.S. Newspaper Transactions that Gannett Believes is More Appropriate Supports Gannett’s Offer Note:(1) Main markets included Milwaukee, WI; Knoxville, TN; Memphis, TN; Naples, FL; Treasure Coast, FL. (2) Included Las Vegas Review Journal. Source: Company filings, Wall Street research, and other publicly availably industry information. Analysis excludes Glen Taylor’s acquisition of the Minneapolis Star Tribune in June 2014 and the acquisition of the Anchorage Daily News by the Alaska Dispatch Publishing as acquisition multiples were not available

Tribune has had issues over the past 12 months projecting its near-term performance. As highlighted below, in 2015 Tribune repeatedly decreased guidance, and EBITDA fell significantly short of initial guidance 3 Source: Tribune filings and earnings releases. San Diego Union Tribune EBITDA estimate from Macquarie Research (9/18/2015) by Matthew Brooks, CFA. Management Revises Full Year Guidance Management Revises Full Year Guidance CORE EBITDA CORE EBITDA - RANGE Management Releases Earnings SAN DIEGO UNION TRIBUNE FY ’15 E EBITDA CONTRIBUTION Adjusted for The San Diego Union-Tribune Acquisition Revised Guidance Revised Guidance 2015 EBITDA GUIDANCE REVISIONS In Rejecting Gannett’s Offer, did the Board Consider Tribune’s Poor Track Record of Meeting EBITDA Guidance? ($ in millions)

Gannett believes that, once again, Tribune has set itself up for failure by providing 2016 EBITDA guidance of $166 – $172 million, despite a deteriorating advertising environment Represents 7.5% year-over-year increase in EBITDA compared to a (21.7%) CAGR decline in the prior two years (2013 – 2015) Tribune’s advertising revenue declined (12.4%) in 1Q16, worse than declines of (8.7%) in 4Q15, (9.6%) in 3Q15, and (10.5%) in 2Q15 Total revenue declined (7.4%) on a comparable basis in 1Q16 Improvement in EBITDA margins despite a projected $63 million decline in 2016 revenue 3 In Rejecting Gannett’s Offer, did the Board Consider Tribune’s Poor Track Record of Meeting EBITDA Guidance? (cont’d) Source: Company filings, Wall Street research, and Capital IQ. “Ferro himself has already failed twice in crafting digital strategies, at the Chicago News Cooperative and the Chicago Sun-Times. ” – Crain’s Chicago Business, May 7th, 2016*

3 Very little substance was provided by management to support its “new” plan The only research report with an EBITDA estimate published after Tribune’s earnings call projects 2016 EBITDA of $127 million compared to management’s guidance of $166 – $172 million TRIBUNE EBITDA In Rejecting Gannett’s Offer, did the Board Consider Tribune’s Poor Track Record of Meeting EBITDA Guidance? (cont’d) ($ in millions) Note:1) $169 million is the midpoint of the management 2016 EBITDA guidance. Source: Company filings and Wall Street research. 2013 – 2015 CAGR: (21.7%) + 7.5% (1) Post-Earnings Estimate in Research “Boosting EBITDA as sales fall $60m will be a challenge but it is not uncommon for a stock subject to takeover offers to have optimistic earnings projections” – Macquarie Capital, May 5th, 2016

8.9% S&P 500 (64.0%) Tribune Publishing (12.5%) Newspaper Index(1) Note:(1) Index is market cap weighted; includes Lee Enterprises, New Media Investment Group, and McClatchy. Gannett excluded as it was spun-off in June 2015. Source: Capital IQ. In Rejecting Gannett’s Offer, did the Board Consider that Tribune’s Stock Price Has Underperformed the Newspaper Index Since its Spin-Off? HISTORICAL STOCK PRICE PERFORMANCE: TPUB POST-SPIN TO DAY BEFORE GCI OFFER (8/6/2014 – 4/22/2016) Prior to Gannett’s Offer, Tribune’s Stock Price Significantly Underperformed the Newspaper Index Since its Spin-Off in 2014

1.6% Increase Based on Peer Group Share Price Performance(1) Note:(1) Change based on market cap weighted share price performance (4/22/16 – 5/11/16) of peers (Lee, McClatchy and New Media Investment Group). Gannett excluded since its share price reflects offer for Tribune. Source: Capital IQ. In Rejecting Gannett’s Offer, did the Board Consider the Significant Downside Risk for Tribune Shareholders?

4/12/2016 GCI private letter to TPUB proposing to acquire TPUB for $12.25 per share in cash 4/18/2016 GCI private letter to TPUB reiterating desire for combination & outlining targeted set of diligence requests 4/22/2016 TPUB private letter to GCI noting TPUB in process of engaging advisors, TPUB is in “midst of significant transformation”, Board changes would occur at June 2 Annual Meeting, CEO Dearborn in charge of negotiations instead of Chairman Ferro 4/25/2016 GCI publicly discloses offer to acquire TPUB for $12.25 per share in cash; TPUB publicly confirms receipt of offer and files letter to GCI 4/26/2016 GCI files letter to TPUB to address key inaccuracy of TPUB 4/25 letter 5/4/2016 TPUB publicly rejects GCI offer and files letter to GCI; Hosts Q1 2016 TPUB Earnings Call; Reveals new strategic plan 5/6/2016 Oaktree files amended 13D calling for TPUB to engage with GCI Gannett Believes the Market Supports the Proposed Transaction 5/2/2016 GCI files preliminary proxy materials in connection with Withhold campaign against TPUB Board Note:“TPUB” (ticker symbol) refers to Tribune. “GCI” refers to Gannett. Source: Capital IQ. 5/9/2016 TPUB Adopts Poison Pill $11.63

Gannett believes Tribune’s lack of constructive engagement is rooted in its Board’s corporate governance deficiencies Specifically, Tribune’s Board: Refuses to engage in serious conversations with Gannett on its offer Added four directors with close ties to its new Chairman “Will undergo some change at the Company’s annual meeting of shareholders set for June 2, 2016”(1) Two independent directors (Ellen Taus and Renetta McCann) have not been renominated to the Tribune Board Tribune Board will then be comprised of eight directors, including Mr. Ferro, his hand-picked CEO Justin Dearborn and three additional directors (Carol Crenshaw, Richard Reck and Donald Tang) with significant ties to Ferro and no discernable newspaper or, in the case of Ms. Crenshaw and Mr. Tang, public company board experience Gannett Believes the Board’s Failure to Respond to Gannett’s Offer is Rooted in Corporate Governance Deficiencies Note:(1) Tribune letter to Gannett (April 22, 2016). Gannett Believes the Sale of Minority Stake Combined with Changes to the Board Deliver to Ferro Disproportionate Control of the Company, to the Detriment of Tribune’s Shareholders

Gannett believes the lack of a corporate governance structure to ensure accountability is exacerbated by the Board’s recent issuance of approximately 16% of shares to Michael Ferro at $8.50/share and Board changes that delivered disproportionate control to him Shareholders have NO ability to: Act by Written Consent Call a Special Meeting Nominate Director Candidates Through Proxy Access On May 9, 2016, Tribune announced adoption of a poison pill, putting up yet another roadblock to prevent its shareholders from realizing the compelling value of Gannett’s offer. The pill does not have a “qualified offer” provision that would allow shareholders to overrule a Board’s determination not to redeem the pill in the face of an offer that meets certain specified criteria The Tribune Board is largely insulated against accountability to its shareholders Gannett Believes the Board’s Failure to Respond to Gannett’s Offer is Rooted in Corporate Governance Deficiencies (cont’d)

Significant Ties Among Ferro, Dearborn and Newly Appointed Tribune Directors



Before Ferro
Jack Griffin (CEO)
David Dibble
Philip Franklin
Eddy Hartenstein
Renetta McCann
Ellen Taus
Board Approves Sale of Shares to Ferro (February 3, 2016)
Jack Griffin (CEO)
David Dibble
Philip Franklin
Eddy Hartenstein
Renetta McCann
Ellen Taus
Michael Ferro
Ferro Becomes Non-Executive Chairman
CEO Replaced (February 22, 2016)
Jack Griffin (CEO)
David Dibble
Philip Franklin
Eddy Hartenstein
Renetta McCann
Ellen Taus
Michael Ferro
Justin Dearborn (CEO)
3 New Directors (April 1, 2016)
Jack Griffin (CEO)
David Dibble
Philip Franklin
Eddy Hartenstein
Renetta McCann
Ellen Taus
Michael Ferro
Justin Dearborn (CEO)
Carol Crenshaw
Richard Reck
Donald Tang
2 Independent Directors Leaving (June 2, 2016)
Jack Griffin (CEO)
David Dibble
Philip Franklin
Eddy Hartenstein
Renetta McCann
Ellen Taus
Michael Ferro
Justin Dearborn (CEO)
Carol Crenshaw
Richard Reck
Donald Tang

Source: Company filings.

Significant Ties to Ferro

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Significant Ties Among Ferro, Dearborn and Newly Appointed Tribune Directors (cont'd)



Carol Crenshaw
Director

- As Chief Financial Officer of the Chicago Community Trust, reports to the Executive Committee of which Ferro is Chairman
- **An Independent Director?**



Richard Reck
Director

- Auditor to Ferro's company Click Commerce
- Co-Director with Ferro at Merge Healthcare when Dearborn was CEO
- Joint defendant with Ferro and Dearborn in pending litigation(1)
- Joint defendant with Ferro and Dearborn in past litigation(2)
- **An Independent Director?**



Michael Ferro
Non-Executive Chairman



Justin Dearborn
CEO & Director

- Worked for Mr. Ferro at three companies: Merge Healthcare, Click Commerce and Merrick Ventures
- No prior media or publishing experience
- Joint defendant with Ferro and Reck in pending litigation (1)
- Joint defendant with Ferro and Reck in past litigation(2)
- **Not An Independent Director**



Donald Tang
Director

- Co-founded DaleyTang, a strategic advisors and investment management firm, with former Chicago mayor, Richard Daley, who has a well-publicized personal relationship with Ferro
- **An Independent Director?**

Significant Ties to Ferro

Note: (1) In re: Merge Healthcare Stockholders Litigation, No. 11388 (Del. Ch. filed Aug. 13, 2015).
(2) Pincon v. Brown, No. 1:14-cv-01304 (N.D. Ill. 2014); The Michael J. Zbierajewski Trust v. Ferro, 1:14-cv-2600 (N.D. Ill. 2014).

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Large Tribune Shareholders Are Speaking Out

OAKTREE

Ownership of TPUB: 14.8%
Shares: 4,695,947

OAKTREE FILED AMENDED 13D REGARDING OWNERSHIP IN TRIBUNE ON MAY 6, 2016

SCHEDULE 13D/A FILING **TRIBUNE**

ITEM 4. PURPOSE OF TRANSACTION:*

It is the Reporting Persons' understanding that, on or around April 25, 2016, Gannett Co., Inc. ("Gannett") submitted a proposal to the Issuer to acquire the Issuer and that, on or around May 4, 2016, the board of directors of the Issuer rejected such proposal. **The Reporting Persons believe that it would be in the best interests of the Issuer and its stockholders for the Issuer to pursue discussions with Gannett to see if an acceptable agreement can be reached for Gannett to acquire the Issuer. In addition, the Reporting Persons believe that the Issuer should, in the event one or more other parties express an interest in acquiring the Issuer, be open to discussions with such parties regarding such an acquisition.**

Without limiting any of the above, the Reporting Persons expect to communicate with one or more significant stockholders of the Issuer or other third parties about their respective views regarding the Issuer, including, without limitation, their respective views regarding the Issuer's response to any acquisition proposal by Gannett or any other party. Such communications may result in a plan for common action, including, without limitation, a plan for common action with respect to (i) voting for or against any nominee to the Issuer's board of directors, (ii) voting for or against other matters submitted to the stockholders of the Issuer for a vote, (iii) supporting or opposing any acquisition proposal or other extraordinary transaction involving the Issuer, and (iv) other matters referenced in Items 4(a) through 4(j) of Schedule 13D. There is no assurance that these communications would lead to any definitive plan or proposal.

"… Oaktree isn't alone, in our view. The shareholders we have spoken to think the company should engage with Gannett and are in favor of a transaction - at a price." – Cowen & Co, May 9th, 2016*

Source: Company filings.

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“There’s no price . . . We’re not for sale. We’ll always listen to everybody but we’re not for sale” – Michael Ferro, Chicago Tribune, May 5th, 2016* “Ferro said, however, that shareholder value is only one of his concerns as the company's chairman” – Los Angeles Times, April 26th, 2016*

A Withhold Vote Sends a Clear Directive to the Tribune Board to Listen to its Shareholders Gannett’s premium offer provides Tribune stockholders immediate and certain cash value Gannett continues to be ready to dedicate significant resources to completing due diligence and negotiating a transaction on an expedited basis Gannett and its regulatory experts have completed extensive analysis of proposed transaction based on publicly available information and are confident that the necessary HSR approval will be obtained By continuing to refuse to engage in constructive dialogue with Gannett, the Tribune Board is delaying its stockholders’ ability to realize the value of Gannett’s offer and exposing the value of their investments to serious downside risk Gannett Urges All Tribune Stockholders to WITHHOLD Their Votes for ALL Tribune Director Nominees at the Annual Meeting on June 2, 2016

Appendix

Tribune Publishing – Overview Tribune Publishing operates 11 daily newspapers in 9 markets and 160 community/niche publications, primarily published weekly or monthly Originally operated as a division of Tribune Company, a diversified media company with ownership of TV stations, cable networks, digital assets and the Chicago Cubs Tribune Company had a highly challenging past decade with a leveraged buyout in 2007 led by Sam Zell and a four year bankruptcy process that ended in December 2012 Tribune Publishing was spun-off from Tribune Company as an independent publicly traded newspaper company in August 2014 Financial performance has continued to deteriorate with EBITDA declines of $100 million since December 2013 Note:(1) As per Tribune 2015 10K. (2) Based on stock price as of 4/22/16, day prior to public announcement of Gannett’s offer. Source:Company filings, Capital IQ. Profile Company Name Tribune Publishing Company Incorporation Delaware CEO Justin C. Dearborn Employees(1) 7,165 Market Capitalization(2) $238 million Ticker Symbol TPUB

Gannett – A Leading Media and Marketing Company

- Gannett is a leading media and marketing company with unparalleled local-to-national reach, successfully connecting consumers, communities and businesses
- Gannett owns USA TODAY, 107 strong local media organizations in 34 states and Guam, and more than 150 local news brands in the U.K.
- Each month more than 100 million unique visitors access content from USA TODAY and Gannett's local media organizations, making the company a powerhouse in the U.S. news and information category

Profile

Company Name
Gannett Co., Inc.

Incorporation
Delaware

President and CEO
Robert J. Dickey

Employees[1]
21,000

Market Capitalization
$1.84 billion

LTM Revenues[1]
$3.3 billion

LTM EBITDA[1]
$458.5 million

LTM Leverage[1][2]
0.2x

Ticker Symbol
GCI

Note: (1) Gannett metrics pro forma for the acquisition of Journal Media Group.
(2) Reflects Net Debt.
Source: Company filings, Capital IQ.

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David E. Dibble (Chief Technology Officer of Cablevision Systems) Mr. Dibble has served as a director since the consummation of the Company’s distribution and separation from Tribune Media Company (the “Distribution”) in August 2014. Mr. Dibble has been Chief Technology Officer for Cablevision Systems, a cable television and telecommunications company, since September 2014. Prior to that, he was at Yahoo!, Inc., an Internet company, from November 2008 to December 2013, where he held a variety of executive technology positions, including development of the company’s data centers and global technology infrastructure, and most recently served as its Executive Vice President, Central Technology. From 2005 to 2007, Mr. Dibble served as Chief Technology Officer and Executive Vice President at First Data Corporation, a global electronic payment processing company. Prior to that, he had served in various senior technology roles at JPMorgan Chase & Co., Charles Schwab & Co. and Fidelity Investments, which are financial institutions. Mr. Dibble is a graduate of the University of Kansas, where he earned his B.S. in economics and undertook three years of graduate studies in economics, mathematics, and computer science. Mr. Dibble currently serves on the Advisory Board of Elementum, a cloudbased supply chain technology company. He previously served as a director of Hubub, Inc. Philip G. Franklin (Consultant to Littlefuse, Inc.) Mr. Franklin has served as a director since the Distribution in August 2014. Mr. Franklin is currently a consultant to Littelfuse, Inc., a manufacturer of electronic components, after retiring in April 2016 after 17 years of service as its Chief Financial Officer. Prior to joining Littelfuse in 1998, he was Vice President and Chief Financial Officer of OmniQuip International, a private equity sponsored rollup in the construction equipment industry. Previously, Mr. Franklin served as Chief Financial Officer for Monarch Marking Systems, a subsidiary of Pitney Bowes, and Hill Refrigeration. Earlier in his career, he worked in a variety of finance and general management positions at FMC Corporation. Mr. Franklin attended Dartmouth College, where he earned a bachelor’s degree in economics and an MBA at the Tuck School of Business. Mr. Franklin also currently serves as a director of TTM Technologies, Inc., where he is chairman of the audit committee. Eddy W. Hartenstein Mr. Hartenstein has served as a director since the Distribution in August 2014 and was the Non-Executive Chairman from August 2014 until February 2016. From August 2008 until the Distribution, Mr. Hartenstein served as Publisher and Chief Executive Officer of the Los Angeles Times, where he was responsible for all aspects of print, digital and mobile operations of the country’s largest metropolitan daily news organization, as well as those of the Los Angeles Times Media Group’s portfolio. Prior to Tribune Media Company’s January 2013 change of ownership, he was also President and Chief Executive Officer of Tribune Media Company, one of the country’s leading multimedia companies, operating businesses in publishing, digital and broadcasting. Until July 2014, he was a member of the Board of Directors of Tribune Media Company and until the Distribution, continued to serve as special advisor to the Chief Executive Officer of Tribune Media Company. Previously, Mr. Hartenstein presided over the birth and growth of the satellite television industry. As a Vice President of Hughes Communications in 1981, he expanded Hughes’s acquisition and deployment of commercial communications satellites which served the broadcast and cable programming industries. In 1990, he was named President of a Hughes owned subsidiary founded to develop direct to home satellite TV service. Mr. Hartenstein then transformed the concept into one of the most successful new product launches in consumer electronics history, propelling what became known as DirecTV into the nation’s leading digital, multichannel television service and helping establish digital TV as an innovative entertainment and distribution medium. Mr. Hartenstein holds Bachelor of Science degrees in aerospace engineering and mathematics from California State Polytechnic University, Pomona and a Master of Science degree from Cal Tech. He served as DirecTV’s Chairman and Chief Executive Officer through 2004, when the company was sold to News Corp. Currently, Mr. Hartenstein is a board member at Broadcom Limited, City of Hope, Rovi Corporation, SanDisk Corp., Sirius XM Holdings Inc. (where he also serves as lead independent director) and Yahoo! Inc. Tribune Board – Bios of Returning Directors* Source: Tribune’s Definitive Proxy Statement on Schedule 14A, dated April 19, 2016, Tribune website and Yahoo! website.

Tribune Board – Bios of New Directors* Carol Crenshaw (Chief Financial Officer and Vice President of Finance with The Chicago Community Trust) Ms. Crenshaw has served as a director since April 2016. She is the Chief Financial Officer and Vice President of Finance for The Chicago Community Trust, a community foundation dedicated to improving the Chicagoland region through strategic grant making, civic engagement and inspiring philanthropy. She joined The Chicago Community Trust in 1983 as assistant controller, was promoted to controller in 1984, and has served in her current role since 1994. Prior to joining The Chicago Community Trust, she was an auditor with the certified public accounting firm of KPMG Peat Marwick/Chicago. Ms. Crenshaw is a certified public accountant and holds a B.S. from Northern Illinois University. Ms. Crenshaw is a member of the Accounting Practices Committee of Community Foundations, a trustee of the John L. Patten Charitable Trust and a member of the board of directors of Northern Illinois University Foundation. Justin C. Dearborn (Chief Executive Officer of Tribune Publishing) Mr. Dearborn has served as Chief Executive Officer of Tribune Publishing and a director since February 2016. Prior to joining the Company, Mr. Dearborn was Chief Executive Officer and a director of Merge Healthcare Incorporated (“Merge”), an information technology company supplying radiology and cardio information solutions to healthcare providers. Merge was a publicly-traded company until its acquisition by IBM in October 2015. Mr. Dearborn served as Chief Executive Officer, President, and Chief Financial Officer of Merge at various times from 2008 to 2016. From January 2007 to June 2008, Mr. Dearborn served as managing director at Merrick Ventures, LLC (“Merrick Ventures”), a venture capital and private equity firm focused on big data, deep learning, and content aggregation and distribution technologies. Prior to Merrick Ventures, he served in various executive and senior management positions for Click Commerce, Inc., a publicly-traded software and services company. Mr. Dearborn holds a B.S. in Accounting from Illinois State University and a J.D. from DePaul University. Richard A. Reck (Founder and President of Business Strategy Advisors LLC) Mr. Reck has served as a director since April 2016. He is the founder and President of Business Strategy Advisors LLC, a business strategy consultancy firm that focuses on serving technology- based and entertainment companies, and has served in such capacity since August 2002. Mr. Reck joined the certified public accounting firm of KPMG LLP in June 1973 and remained employed there until his retirement as a partner in July 2002. He currently serves on the board of directors, as well as the audit and compensation committees, of Interactive Intelligence, Inc., a public communications software company, and on the board of directors, as well as the audit committee, of Advanced Life Sciences Holdings, Inc., a public biopharmaceutical company that has been inactive since 2011. He previously served on the board of directors of Merge. Merge was a publicly- traded company until its acquisition by IBM in October 2015. Mr. Reck is a registered certified public accountant in Illinois and holds a B.A. from DePauw University and an M.B.A. in Accounting from the University of Michigan. Mr. Reck also serves on the board of directors of SilkRoad, Inc., a private multinational human capital management software company, and the board of advisors of Ultra Corporation, a private IT consultancy firm. Donald Tang (Founder and Managing Partner of Tang Media Partners) Mr. Tang has served as a director since April 2016. He is founder and Managing Partner of Tang Media Partners, an organization focusing on the global entertainment and media business with particular emphasis on transactions between China and the United States, and he has served in such capacity since January 2015. Since October 2011, he has been Managing Partner of Roselaine, LLC, an advisory/consulting company, and since November 2014, he has been President of Daley & Tang Securities LLC, a strategic advisory company firm. From October 1992 to September 2008, Mr. Tang served in various capacities at Bear Stearns, including Vice Chairman of Bear Stearns & Co., Chairman and President of Bear Stearns International Holdings, and Chairman and CEO of Bear Stearns Asia, Ltd. During his time with Bear Stearns, Mr. Tang was responsible for developing five product areas, including equities, fixed income, investment banking, wealth management, and derivatives. Mr. Tang did undergraduate work at the East China Institute of Technology in Shanghai, and holds a B.S. from California State University Polytechnic of Pomona Source: Tribune’s Definitive Proxy Statement on Schedule 14A, dated April 19, 2016, and Tribune website.

Tribune Board – Bios of Departing Directors* Renetta McCann (Chief Talent Officer at Leo Burnett Company) Renetta McCann has served as a director of Tribune Publishing since August 2014. Ms. McCann is currently Chief Talent Officer at the advertising agency Leo Burnett Company, where she has led the People & Culture department and overseen the agency’s U.S. recruitment, training, benefits and talent management since September 2012. Prior to that, Ms. McCann was a contract consultant at BPI, a human capital consulting firm, from January 2012 to September 2012. Earlier in her career, Ms. McCann held various influential positions over two decades at Leo Burnett, including as CEO of Starcom MediaVest Group Worldwide and Chief Talent Officer of VivaKi. Ms. McCann attended Northwestern University, where she earned a B.S. in speech and a Masters of Science in learning and organizational change. Ellen Taus (Chief Financial Officer and Treasurer of The Rockefeller Foundation) Ellen Taus has served as a director of Tribune Publishing since August 2014. Ms. Taus is the Chief Financial Officer and Treasurer of The Rockefeller Foundation, where she oversees the foundation’s audit, tax, budgeting, insurance and cash management functions since 2008. Prior to that, Ms. Taus served as the Chief Financial Officer of Oxford University Press USA, where she oversaw the organization’s U.S. business operations. From 1999 to 2003, Ms. Taus served as Chief Financial Officer for the Electronic Publishing Division of The New York Times Company after having been the company’s Vice President and Treasurer for three years. Earlier in her career, she worked in corporate finance for RH Macy and was the Chief Financial Officer for the American Museum of the Moving Image. A graduate of Northwestern University with a B.A. in Economics, Ms. Taus holds an M.B.A. in Finance and Marketing from Columbia University. She currently serves on the Stewardship Committee of the Audubon Society of New York and is Treasurer and a member of the Board of Directors of Common Ground, a New York-based housing and homelessness prevention organization, and of Comprehensive Development Inc., a New York City education organization. Source: Tribune website.

Quotations Cited in This Document (*) None of the persons or entities quoted are a party to or have endorsed our proxy solicitation. We have neither sought nor obtained the consent of persons or entities to use such quotations in our proxy solicitation.